Exhibit 99.1

Contacts:

Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

AVID BIOSERVICES ANNOUNCES MOVE TO VIRTUAL-ONLY

ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 20, 2020

TUSTIN, CA, September 15, 2020 -- Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP), today announced that it will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) solely by means of remote communication (i.e., a virtual-only stockholder meeting). This change is to protect the safety, health and well-being of its stockholders, directors, employees and the public during the COVID-19 pandemic. As previously announced, the Annual Meeting will be held on Tuesday, October 20, 2020 at 10:00 a.m. PDT.

Stockholders will not be able to attend the Annual Meeting in person at a physical location. However, the virtual Annual Meeting will provide stockholders of record as of the close of business on August 24, 2020, the ability to participate, vote their shares and ask questions during the meeting via audio webcast.

Despite the change to a virtual-only meeting, the proxy card or voting instruction form, as applicable, included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting.

As provided in the company’s proxy materials, an online portal is available to stockholders at www.proxyvote.com where stockholders can view and download the company’s proxy materials and fiscal year 2020 Annual Report and vote their shares in advance of the Annual Meeting. Stockholders may vote their shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CDMO2020 during the meeting.

To be admitted to the virtual-only Annual Meeting, stockholders should visit www.virtualshareholdermeeting.com/CDMO2020 and enter the 16-digit control number found on their Important Notice Regarding the Availability of Proxy Materials, their proxy card or the instructions that accompanied their proxy materials.

Below are additional details on how stockholders can participate in the virtual-only Annual Meeting:

•	Access the meeting platform beginning at 9:45 a.m. PDT on October 20, 2020.

•	Vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•	Submit a question during the meeting by visiting www.virtualshareholdermeeting.com/CDMO2020 and entering the stockholder’s 16-digit control number and submitting the question in the “Ask a Question” field.

•	If any difficulties are encountered while accessing the virtual meeting, contact the technical support number that will be posted on the Virtual Shareholder Meeting log-in page. Technical support will be available beginning at 9:45 a.m. PDT on October 20, 2020 and will remain available until the meeting has ended.

•	A list of stockholders entitled to vote will be available for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting during the Annual Meeting by following the link provided when stockholders login to www.virtualshareholdermeeting.com/CDMO2020 and for a period of ten days prior to the Annual Meeting by sending a request to corpsecretary@avidbio.com.

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Whether or not stockholders plan to attend the virtual-only Annual Meeting, the company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

About Avid Bioservices, Inc.

Avid Bioservices is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biopharmaceutical drug substances derived from mammalian cell culture. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 27 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com.

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